UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e)

Glenn G. Chapin, Vice President, K-12 Sales, for Scientific Learning Corporation (the “Company”), will terminate his employment with the Company on May 20, 2008. Mr. Chapin’s last day with executive responsibility for K-12 sales was April 9, 2008.

In connection with the termination of his employment, Mr. Chapin has agreed to enter into the Company’s standard form of separation agreement regarding release of claims against the Company and will continue to assist the Company regarding a litigation matter involving the Company. In consideration for his entry into the separation agreement with the Company, Mr. Chapin will be entitled to receive continued payment of his base salary and COBRA premiums in accordance with the Company’s normal payroll practices for eleven (11) months following his employment termination date. A copy of the separation agreement is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

99.1 Separation Agreement between the Company and Glenn Chapin, dated April 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Date: April 15, 2008	By:	/s/ Linda L. Carloni
	Title:	Vice President and General Counsel

2.